Exhibit 99.1

NEWS RELEASE

ICF International Changes Timing, Will Announce Third Quarter 2011

Financial Results Before Market Opening on November 2, 2011

FOR IMMEDIATE RELEASE

Investor Information Contact: MBS Value Partners

Lynn Morgen, 212-750-5800, lynn.morgen@mbsvalue.com

or

ICF International Contact:

Doug Beck, 703-934-3820, dbeck@icfi.com

FAIRFAX, Va. (October 28, 2011) – ICF International (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, today announced it has rescheduled the release of its third quarter 2011 financial and operating results. The release now will take place Wednesday, November 2, 2011, before the market opens. As previously announced, ICF management will host a conference call at 8:30 a.m. Eastern Time on November 2, 2011, to discuss the financial results. Management’s remarks will be followed by a question-and-answer period.

To participate, register at http://investor.icfi.com at least 15 minutes prior and download and install any necessary software. An archive will be available for one year following the live event. A telephonic replay of the call will be available beginning at 11:30 a.m. Eastern Time November 2, 2011, through November 9, 2011, at 1.888.286.8010 (U.S.) or 1.617.801.6888 (international). The passcode is 74763412.

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About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment and transportation; health, education, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program lifecycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 4,000 employees serve these clients worldwide. ICF’s Website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.